Exhibit 99.1

StoneMor Partners L.P. Announces Second Quarter 2015 Financial Results

LEVITTOWN, PA., August 10, 2015 —StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) announced its results of operations for the three months ended June 30, 2015.

Larry Miller, StoneMor’s President and CEO commented, “We’re very pleased with our second quarter results which reflected record levels of quarterly GAAP revenue of $80.8 million and, for the first time, quarterly production-based revenues (non-GAAP) exceeded $100 million, reaching a record $107.0 million. In fact, we experienced strong growth in every category of revenue as we continue to see the impact of increasing sales activity from our 2014 transactions. Driving the growth in production-based revenues were increases in pre-need cemetery revenues which rose $5.6 million, or 14.6%, at-need cemetery revenues which rose $4.3 million, or 18.7%, funeral home revenues which rose $2.7 million, or 20.4% and investment income from trusts which increased $6.0 million, or 62.7%.”

Financial Highlights

•	Revenues (GAAP) for the three months ended June 30, 2015 reached a record $80.8 million compared to $71.5 million for the three months ended June 30, 2014, a 13.0% increase.

•	Production-based revenues (non-GAAP) for the three months ended June 30, 2015 reached a record $107.0 million compared to $86.9 million for the three months ended June 30, 2014, a 23.0% increase.

•	Operating profits (GAAP) for the three months ended June 30, 2015 were $1.3 million compared to $3.3 million in the prior year period.

•	Adjusted operating profits (non-GAAP) for the three months ended June 30, 2015 were $20.2 million compared to $14.3 million in the same period last year, a 41.8% increase driven largely by an increase in investment income from our trusts.

•	Cash flows (GAAP) used in operations for the three month period ended June 30, 2015 were $1.9 million compared to $9.7 million provided by operations in the prior year period. The decline was driven primarily by the continued ramp up of pre-need sales which increased contributions into our trusts.

•	Distributable free cash flow (non-GAAP) for the three-month period ended June 30, 2015 increased to $19.2 million from $15.4 million in the prior year period. The increase was driven primarily by higher pre-need sales which generated increased inflows to the merchandise trust fund.

•	Backlog increased by $20.2 million to $587.5 million in the period ended June 30, 2015 from March 31, 2015 and by $70.8 million compared to the prior year period. Deferred cemetery revenues, the key component of backlog that will eventually flow through the income statement, reached $661.3 million as of June 30, 2015.

•	Cash, accounts receivable and merchandise trusts, net of merchandise liabilities reached $500.9 million at June 30, 2015.

•	Net loss (GAAP) for the three months ended June 30, 2015 was $4.8 million compared to $0.1 million in the prior-year period. Since GAAP requires the deferral of revenues and certain related direct costs until the underlying merchandise and services are delivered, our GAAP performance trails our adjusted operating performance. Therefore, our increases in adjusted operating profits (non-GAAP) have not translated into increased operating profits or net income on a GAAP basis as we continue to build our pre-need sales programs.

“The continued strength in our revenue growth and distributable free cash flow allowed us to increase our distribution for the second quarter by $0.01 per unit to $0.65 per unit as previously announced,” continued Miller. “The $20.2 million increase in our backlog provides additional visibility into the strength of pre-need sales, a key indicator for us as we look forward. Our GAAP loss was primarily the result of the deferral of revenues mentioned above, as well as a $3.5 million increase in corporate expenses arising from a combination of budgeted spending increases to enhance our back office and management information systems capabilities, increased advertising and other expenses associated with the ongoing integration of new properties and related regulatory matters. Our trust funds provided a strong source of revenue for us, with income and gains increasing by $6.0 million (non-GAAP) and $2.6 million on a GAAP basis in the quarter.

“At the same time, our liquid net assets, as measured by cash, accounts receivable and merchandise trusts net of merchandise liabilities remains high at $500.9 million, a solid foundation on which to grow. Further, we continue to monitor the market for acquisition opportunities and subsequent to the end of the second quarter, we have acquired one cemetery and four funeral homes for an aggregate purchase price of $6.6 million. All in all, this was a solid quarter for StoneMor.”

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production-based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation tables. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP.

Subsequent Event

On July 10, 2015, we completed a follow-on public offering of 2,415,000 common units at a public offering price of $29.63 per unit. Net proceeds of the offering, after deducting underwriting discounts and offering expenses, were approximately $67.8 million. The proceeds were used to pay down outstanding indebtedness under our credit facility.

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss 2015 second quarter financial results today, Monday, August 10, 2015 at 10:00 a.m. ET. The conference call can be accessed by calling (800) 918-9578. An audio replay of the conference call will be available by calling (800) 633-8284 through 12:00 p.m. ET on August 24, 2015. The reservation number for the audio replay is 21772727. A live webcast of the conference call will also be available to investors who may access the call through the investors section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 304 cemeteries and 102 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided or guidance related to our future distributions are forward-looking statements.

Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to our intent to maintain or increase our distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections, our ability to service our debt and pay distributions, and our ability to increase our distributions.

Our additional risks and uncertainties, include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of our significant leverage on our operating plans; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K, our Current Report on Form 8-K filed with the SEC on July 6, 2015 and our other reports filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Contact: John McNamara

 (215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present Adjusted Operating Cash Generated because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the quarterly distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present Production Based Partners’ Capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Backlog

We define backlog as deferred cemetery revenues and investment income less deferred selling and obtaining costs. It does not include deferred unrealized gains and losses on merchandise trust assets.

Reconciliation of Production Based Revenue (non-GAAP) and Adjusted Operating

Profit (non-GAAP) to Revenue (GAAP) and Operating Profit (GAAP)

	Three months ended June 30, 2015			Three months ended June 30, 2014
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$44,012	$(16,187)	$27,825	$38,409	$(12,659)	$25,750	$2,075	8.1%
At-need cemetery revenues	27,435	(1,200)	26,235	23,110	1,595	24,705	1,530	6.2%
Investment income from trusts	15,641	(6,562)	9,079	9,612	(3,138)	6,474	2,605	40.2%
Interest income	2,184	—	2,184	2,034	—	2,034	150	7.4%
Funeral home revenues	15,734	(2,240)	13,494	13,066	(1,588)	11,478	2,016	17.6%
Other cemetery revenues	1,983	25	2,008	682	410	1,092	916	83.9%

Total revenues	106,989	(26,164)	80,825	86,913	(15,380)	71,533	9,292	13.0%

Costs and expenses

Cost of goods sold	12,529	(2,722)	9,807	10,510	(1,860)	8,650	1,157	13.4%
Cemetery expense	19,279	—	19,279	16,141	—	16,141	3,138	19.4%
Selling expense	19,738	(3,969)	15,769	17,198	(2,337)	14,861	908	6.1%
General and administrative expense	9,192	—	9,192	8,880	—	8,880	312	3.5%
Corporate overhead	10,093	—	10,093	6,546	—	6,546	3,547	54.2%
Depreciation and amortization	2,944	—	2,944	2,513	—	2,513	431	17.2%
Funeral home expense	12,675	(526)	12,149	9,635	(199)	9,436	2,713	28.8%
Acquisition related costs, net of recoveries	336	—	336	1,240	—	1,240	(904)	-72.9%

Total costs and expenses	86,786	(7,217)	79,569	72,663	(4,396)	68,267	11,302	16.6%

Operating profit	$20,203	$(18,947)	$1,256	$14,250	$(10,984)	$3,266	$(2,010)	-61.5%

	Six months ended June 30, 2015			Six months ended June 30, 2014
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$79,905	$(31,418)	$48,487	$68,385	$(21,927)	$46,458	$2,029	4.4%
At-need cemetery revenues	53,411	(3,858)	49,553	42,958	370	43,328	6,225	14.4%
Investment income from trusts	27,626	(14,011)	13,615	25,240	(12,789)	12,451	1,164	9.3%
Interest income	4,384	—	4,384	4,041	—	4,041	343	8.5%
Funeral home revenues	33,149	(4,395)	28,754	26,320	(3,095)	23,225	5,529	23.8%
Other cemetery revenues	3,044	405	3,449	5,708	709	6,417	(2,968)	-46.3%

Total revenues (a)	201,519	(53,277)	148,242	172,652	(36,732)	135,920	12,322	9.1%

Costs and expenses

Cost of goods sold	22,266	(5,376)	16,890	19,757	(3,603)	16,154	736	4.6%
Cemetery expense	35,544	—	35,544	29,470	—	29,470	6,074	20.6%
Selling expense	38,242	(8,563)	29,679	31,027	(4,977)	26,050	3,629	13.9%
General and administrative expense	18,521	—	18,521	16,525	—	16,525	1,996	12.1%
Corporate overhead	18,827	—	18,827	14,002	—	14,002	4,825	34.5%
Depreciation and amortization	5,896	—	5,896	4,881	—	4,881	1,015	20.8%
Funeral home expense	25,286	(987)	24,299	19,139	(417)	18,722	5,577	29.8%
Acquisition related costs, net of recoveries	685	—	685	1,589	—	1,589	(904)	-56.9%

Total costs and expenses	165,267	(14,926)	150,341	136,390	(8,997)	127,393	22,948	18.0%

Operating profit (loss) (a)	$36,252	$(38,351)	$(2,099)	$36,262	$(27,735)	$8,527	$(10,626)	-124.6%

(a)	The comparisons of these metrics were impacted by the one-time land sale in the first quarter of 2014.

The tables above analyze our results of operations and the changes therein for the three months and six months ended June 30, 2015, as compared to the same periods last year. The table is structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during the periods and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Total revenues (a) (c)	$80,825	$71,533	$148,242	$135,920
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b) (c)	106,989	86,913	201,519	172,652

Operating profit (loss) (a) (c)	1,256	3,266	(2,099)	8,527
Adjusted operating profit (b) (c)	20,203	14,250	36,252	36,262

Net income (loss) (a) (c)	(4,848)	(118)	(13,731)	291

Operating cash flows (a) (c)	(1,878)	9,691	3,975	6,751
Adjusted operating cash generated (b) (c)	20,920	16,917	37,447	39,985
Distributable free cash flow generated (b) (c)	$19,191	$15,383	$34,753	$37,470

	As of	As of
	June 30, 2015	December 31, 2014
Distribution coverage quarters (b)	5.51	8.10

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.
(c)	The comparison of these metrics for the six months ended period were impacted by the one-time land sale in the first quarter of 2014.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
GAAP operating profit (loss)	$1,256	$3,266	$(2,099)	$8,527
Increase in applicable deferred revenues	26,164	15,380	53,277	36,732
Increase in deferred cost of goods sold and selling and obtaining costs	(7,217)	(4,396)	(14,926)	(8,997)

Adjusted operating profit	$20,203	$14,250	$36,252	$36,262

Reconciliation of Production Based Revenues (non-GAAP) to Revenues (GAAP)

	Three months ended June 30,		Increase (Decrease) ($)	Increase (Decrease) (%)
	2015	2014
	(in thousands)
Value of pre-need cemetery contracts written	$44,012	$38,409	$5,603	14.6%
Value of at-need cemetery contracts written	27,435	23,110	4,325	18.7%
Investment income from trusts	15,641	9,612	6,029	62.7%
Interest income	2,184	2,034	150	7.4%
Funeral home revenues	15,734	13,066	2,668	20.4%
Other cemetery revenues	1,983	682	1,301	190.8%

Total production based revenues	106,989	86,913	20,076	23.1%

Less:
Increase in deferred sales revenue and investment income	(26,164)	(15,380)	(10,784)	70.1%

Total GAAP revenues	$80,825	$71,533	$9,292	13.0%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable

Free Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
GAAP operating cash flows	$(1,878)	$9,691	$3,975	$6,751

Add net cash inflows into the merchandise trust	13,247	(128)	23,478	16,292
Add net increase (decrease) in accounts receivable	6,590	6,855	11,786	10,023
Add net decrease (increase) in merchandise liabilities	(3,697)	923	(3,852)	1,752

Add net decrease (deduct net increase) in accounts payable and accrued expenses	(2,832)	(10,089)	(5,356)	(525)
Other float related changes	9,490	9,665	7,416	5,692

Adjusted operating cash flow generated	20,920	16,917	37,447	39,985

Less: maintenance capital expenditures	(2,065)	(2,774)	(3,379)	(4,104)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	336	1,240	685	1,589

Distributable free cash flow generated	19,191	15,383	34,753	37,470
Cash on hand - beginning of the period	6,397	8,240	10,401	12,175

Distributable cash available for the period	25,588	23,623	45,154	49,645

Partner distributions made	$18,349	$14,834	$36,297	$28,225

(a)	We maintain a credit facility from which we borrow to make acquisitions and pay acquisition related costs. We utilize this facility for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Production Based Partners’ Capital

	As of	As of
	June 30, 2015	December 31, 2014
	(in thousands)
Partners’ capital	$159,281	$208,762

Deferred selling and obtaining costs	(105,278)	(97,795)
Deferred cemetery revenues, net	661,282	643,408

Production based partners’ capital	$715,285	$754,375

Selected Net Assets

	As of	As of
	June 30, 2015	December 31, 2014
	(in thousands)
Selected assets:

Cash and cash equivalents	$13,403	$10,401
Accounts receivable, net of allowance	67,761	62,503
Long-term accounts receivable, net of allowance	93,747	89,536
Merchandise trusts, restricted, at fair value	478,927	484,820

Total selected assets	653,838	647,260

Selected liabilities:

Accounts payable and accrued liabilities	40,711	35,382
Accrued interest	1,356	1,219
Current portion, long-term debt	4,552	2,251
Other long-term liabilities	1,185	1,292
Long-term debt	326,206	285,378
Deferred tax liabilities	17,665	17,708
Merchandise liability	152,899	150,192

Total selected liabilities	544,574	493,422

Total selected net assets	$109,264	$153,838

Distribution coverage quarters (a)	5.51	8.10

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (29,312,692 at June 30, 2015 and 29,203,595 at December 31, 2014, respectively) and multiplying these units by the declared distributions during the quarters preceding the reporting dates. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$13,403	$10,401
Accounts receivable, net of allowance	67,761	62,503
Prepaid expenses	6,247	4,708
Other current assets	31,696	24,266

Total current assets	119,107	101,878

Long-term accounts receivable, net of allowance	93,747	89,536
Cemetery property	339,596	339,848
Property and equipment, net of accumulated depreciation	99,245	100,391
Merchandise trusts, restricted, at fair value	478,927	484,820
Perpetual care trusts, restricted, at fair value	332,110	345,105
Deferred financing costs, net of accumulated amortization	8,291	9,089
Deferred selling and obtaining costs	105,278	97,795
Deferred tax assets	42	40
Goodwill	58,836	58,836
Intangible assets	67,891	68,990
Other assets	3,300	3,136

Total assets	$1,706,370	$1,699,464

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$40,711	$35,382
Accrued interest	1,356	1,219
Current portion, long-term debt	4,552	2,251

Total current liabilities	46,619	38,852
Other long-term liabilities	1,185	1,292
Obligation for lease and management agreements, net	9,123	8,767
Long-term debt	326,206	285,378
Deferred cemetery revenues, net	661,282	643,408
Deferred tax liabilities	17,665	17,708
Merchandise liability	152,899	150,192
Perpetual care trust corpus	332,110	345,105

Total liabilities	1,547,089	1,490,702

Commitments and contingencies
Partners’ capital (deficit)
General partner deficit	(7,336)	(5,113)
Common partners, 29,313 and 29,204 units outstanding as of June 30, 2015 and December 31, 2014, respectively	166,617	213,875

Total partners’ capital	159,281	208,762

Total liabilities and partners’ capital	$1,706,370	$1,699,464

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2015.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except per unit data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues:
Cemetery
Merchandise	$36,042	$34,572	$62,979	$60,640
Services	14,591	12,492	28,501	22,789
Investment and other	16,698	12,991	28,008	29,266
Funeral home
Merchandise	6,250	4,966	13,325	10,018
Services	7,244	6,512	15,429	13,207

Total revenues	80,825	71,533	148,242	135,920

Costs and expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	2,067	1,821	3,734	3,212
Merchandise	7,740	6,829	13,156	12,942
Cemetery expense	19,279	16,141	35,544	29,470
Selling expense	15,769	14,861	29,679	26,050
General and administrative expense	9,192	8,880	18,521	16,525
Corporate overhead (including $275 and $266 in unit-based compensation for the three months ended June 30, 2015 and 2014, and $547 and $537 for the six months ended June 30, 2015 and 2014, respectively)	10,093	6,546	18,827	14,002
Depreciation and amortization	2,944	2,513	5,896	4,881
Funeral home expense
Merchandise	2,066	1,604	4,442	3,250
Services	5,703	4,714	11,296	9,501
Other	4,380	3,118	8,561	5,971
Acquisition related costs, net of recoveries	336	1,240	685	1,589

Total cost and expenses	79,569	68,267	150,341	127,393

Operating profit (loss)	1,256	3,266	(2,099)	8,527

Gain on acquisition	—	—	—	412
Gain on settlement agreement, net	—	888	—	888
Interest expense	5,770	5,148	11,233	10,722

Net income (loss) before income taxes	(4,514)	(994)	(13,332)	(895)
Income tax expense (benefit)	334	(876)	399	(1,186)

Net income (loss)	$(4,848)	$(118)	$(13,731)	$291

General partner’s interest in net income (loss) for the period	$(65)	$(9)	$(185)	$(5)
Limited partners’ interest in net income (loss) for the period	$(4,783)	$(109)	$(13,546)	$296

Net income (loss) per limited partner unit (basic and diluted)	$(.16)	$—	$(.46)	$.01

Weighted average number of limited partners’ units outstanding - basic	29,286	25,552	29,258	24,031
Weighted average number of limited partners’ units outstanding - diluted	29,286	25,552	29,258	24,312
Distributions declared per unit	$.640	$.600	$1.270	$1.200

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2015.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Operating activities:
Net income (loss)	$(4,848)	$(118)	$(13,731)	$291
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Cost of lots sold	2,869	2,599	4,917	5,656
Depreciation and amortization	2,944	2,513	5,896	4,881
Unit-based compensation	275	266	547	537
Accretion of debt discounts	733	673	1,467	1,297
Gain on acquisition	—	—	—	(412)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(6,590)	(6,855)	(11,786)	(10,023)
Allowance for doubtful accounts	1,598	2,186	2,317	2,891
Merchandise trust fund	(13,247)	128	(23,478)	(16,292)
Prepaid expenses	(3,140)	(3,718)	(1,539)	(2,576)
Other current assets	(7,082)	(5,695)	(7,430)	(2,301)
Other assets	(101)	(1,085)	(193)	(1,129)
Accounts payable and accrued and other liabilities	2,832	10,089	5,356	525
Deferred selling and obtaining costs	(2,374)	(2,571)	(7,483)	(5,374)
Deferred cemetery revenue	20,465	13,323	45,307	32,204
Deferred taxes (net)	91	(1,121)	(44)	(1,672)
Merchandise liability	3,697	(923)	3,852	(1,752)

Net cash provided by (used in) operating activities	(1,878)	9,691	3,975	6,751

Investing activities:
Cash paid for cemetery property	(2,370)	(2,166)	(3,871)	(2,914)
Purchase of subsidiaries	—	(53,800)	—	(54,000)
Consideration for lease and management agreements	—	(53,000)	—	(53,000)
Cash paid for property and equipment	(2,065)	(2,774)	(3,379)	(4,104)

Net cash used in investing activities	(4,435)	(111,740)	(7,250)	(114,018)

Financing activities:
Cash distributions	(18,349)	(14,834)	(36,297)	(28,225)
Additional borrowings on long-term debt	36,488	22,872	56,823	39,872
Repayments of long-term debt	(4,820)	(19,645)	(14,215)	(75,149)
Proceeds from public offering	—	67,273	—	120,451
Proceeds from issuance of common units	—	53,430	—	53,430
Cost of financing activities	—	—	(34)	—

Net cash provided by financing activities	13,319	109,096	6,277	110,379

Net increase in cash and cash equivalents	7,006	7,047	3,002	3,112
Cash and cash equivalents - Beginning of period	6,397	8,240	10,401	12,175

Cash and cash equivalents - End of period	$13,403	$15,287	$13,403	$15,287

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$8,375	$7,972	$9,551	$9,395
Cash paid during the period for income taxes	$3,450	$3,152	$3,516	$3,152

Non-cash investing and financing activities:
Acquisition of assets by financing	$105	$20	$242	$50
Acquisition of assets by assumption of directly related liability	$—	$8,368	$—	$8,368

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2015.